As filed with the Securities and Exchange Commission on May 16, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEMLINE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	45-0522567
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

750 Lexington Avenue
Sixth Floor
New York, New York 10022
(646)502-2310
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ivan Bergstein, M.D.
Chairman, President and Chief Executive Officer
Stemline Therapeutics, Inc.
750 Lexington Avenue
Sixth Floor
New York, New York 10022
(646)502-2310
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew W. Mamak, Esq. Mark F. McElreath, Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 (212) 210-1256	Ivan Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, New York 10017 (212) 935-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-188378

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$11,499,990	$1,568.60
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The Registrant previously registered an aggregate of $57,500,000 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-188378) declared effective on May 16, 2013, for which a filing fee of $7,843.00 was paid. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $11,499,990 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional shares of common stock, par value $0.0001 per share, of Stemline Therapeutics, Inc., a Delaware corporation. The contents of the Registrant’s earlier Registration Statement on Form S-1 (File No. 333-188378), as amended, which was declared effective on May 16, 2013, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of May, 2013.

STEMLINE THERAPEUTICS, INC.

By:	/s/ Ivan Bergstein, M.D.
Ivan Bergstein, M.D.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature		Title	Date

/s/ Ivan Bergstein, M.D.		Chairman, President, Chief Executive	May 16, 2013
Ivan Bergstein, M.D.		Officer and Director
(Principal Executive Officer)

*		Vice President of Finance and Chief	May 16, 2013
Stephen P. Hall		Accounting Officer
(Principal Financial and Accounting Officer)

*		Director	May 16, 2013
Ron Bentsur

*		Director	May 16, 2013
J. Kevin Buchi

*		Director	May 16, 2013
Eric L. Dobmeier

*		Director	May 16, 2013
Kenneth Zuerblis

*By:	/s/ Ivan Bergstein, M.D.
Ivan Bergstein, M.D.
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Alston & Bird LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Accounting Firm
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

* Previously filed as part of the Registrant’s Registration Statement on Form S-1 (File No. 333-188378) filed with the Commission on May 6, 2013.

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